UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2024

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2024, the Board of Directors (the “Board”) of Leslie’s, Inc. (the “Company”) elected Maile (Clark) Naylor to the Board, effective May 15, 2024. The Board also appointed Ms. Naylor to the Audit Committee and Compensation Committee of the Board. Ms. Naylor was designated as a Class I director and will stand for re-election at the Company’s 2025 Annual Meeting of Shareholders.

Ms. Naylor will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Compensation for the Company’s non-employee directors is described in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on January 24, 2024.

There are no arrangements or understandings between Ms. Naylor and any other persons pursuant to which Ms. Naylor was selected as a director. Ms. Naylor has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Naylor has spent 25 years working in the investment management industry analyzing and evaluating global consumer discretionary companies. She previously worked as an investment officer at MFS Investment Management, a global asset management company, from September 2005 until her retirement from the investment management industry in April 2018. Prior to that, Ms. Naylor also held positions at Scudder Kemper Investments and Wellington Management, each investment management firms. She holds a bachelor's degree in finance from Boston University and is a CFA charter holder. Ms. Naylor currently serves on the board of BJ’s Wholesale Club Holdings, Inc. (NYSE: BJ) and Laird Superfood, Inc. (NYSE American: LSF) and is a member of the board of advisors of the Boston Ballet. Ms. Naylor also served as a member of the President’s Council of the Boston Children’s Museum from October 2019 to October 2022.

Additionally, on May 11, 2024, Eric Kufel, notified the Company of his resignation as a director of the Company, effective as of May 15, 2024. Mr. Kufel’s resignation follows his recent appointment as Chairman and Chief Executive Officer of JustFoodForDogs in February 2024. Mr. Kufel advised the Company that his decision to resign is not due to any disagreement with the Company on any matter relating to its operations, policies or practices..

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Leslie's, Inc., dated May 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LESLIE'S, INC.

Date:	May 15, 2024	By:	/s/ Scott Bowman
		Name: Title:	Scott Bowman Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)